UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                                 --------------

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report
                                  July 27, 2009

                          ESPEY MFG & ELECTRONICS CORP.
             (Exact name of registrant as specified in its charter)


           New York                    001-04383            14-1387171
(State or Other Jurisdiction of    (Commission File       (IRS Employer
        Incorporation)                  Number)         Identification No.)

               233 Ballston Avenue                       12866
            Saratoga Springs, New York
     (Address of principal executive offices)         (Zip Code)

               Registrant's telephone number, including area code:
                                 (518) 584-4100


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.    Departure of Directors or Certain Officers; Election of Directors;
              Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

         (a) Attached to this Report as Exhibit 10.2 is the full text of an amended and restated transition services agreement with Howard Pinsley, the Company's Chief Executive Officer. This agreement supercedes the agreement filed under cover of a Report on Form 8-K dated February 26, 2009. The Board of Directors and Mr. Pinsley determined that the agreement filed in February contained errors which have now been corrected. Under the agreement, if Mr. Pinsley is terminated or resigns as chief executive officer prior to December 31, 2009, he becomes a non-executive officer for a period of 36 months. In consideration for the performance of services to be provided by him, Mr. Pinsley will receive full benefits plus $16,000 per month for the first three months and $8,666.67 per month for the next 33 months.

         (b) The Company has appointed Mark St. Pierre, age 51, as President effective July 27, 2009. It is anticipated that Mr. St. Pierre will also be appointed to the position of Chief Executive Officer after a period to be determined by the Board of Directors. During the transition period, Mr. Pinsley will continue as Chairman of the Board and Chief Executive Officer of the Company.

                  From 2000 to 2008, Mr. St. Pierre was employed by ITT Power Solutions, West Springfield, Massachusetts, and last held the position of Vice President and Director, Merchant Market Segment. He was responsible for the management and development of a new business unit and the growth of sales to major defense contractors and analytical instrument manufacturers. Prior to his employment with ITT Power Solutions, Mr. St. Pierre held other positions in the power supply and electronics industry for 20 years.

                  In connection with his appointment, Mr. St. Pierre has been granted options to acquire 2,500 shares of the Company's Common Stock under its Stock Option and Restricted Stock Plan, with an exercise price to be fixed at the closing price of the Common Stock on August 3, 2009.

ITEM 8.01  Other Events

On July 27, 2009, Espey Mfg. & Electronics Corp. issued a press release announcing the appointment of Mark St. Pierre, as President. A copy of the press release is furnished as Exhibit 99.1 to this report. The information in this report shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act), as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

Exhibit No.          Document
-------------        ------------
10.2                 Second Amended and Restated Howard Pinsley Agreement
99.1                 Press Release dated July 27, 2009


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2009                ESPEY MFG. & ELECTRONICS CORP.


                                   By:  /s/ David A. O'Neil
                                        ----------------------------------------
                                        David A. O'Neil, Treasurer and Principal
                                        Financial Officer




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